POOL CORPORATION ANNOUNCES 2022 INVESTOR DAY
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COVINGTON, LA. (February 28, 2022) - Pool Corporation (Nasdaq/GSM:POOL) announced today that it will host an Investor Day on Tuesday, March 8, 2022, at the Aloft Tampa Midtown in Tampa, FL. Investor Day attendance is by invitation only. Presentations are slated to begin at 11:00 AM Eastern Time and continue through 1:00 PM Eastern Time. An audio webcast of the Investor Day presentation will be available on the Company’s investor relations page at http://ir.poolcorp.com. Slides used during the presentation will be posted to POOLCORP’s website immediately following the event.

Pool Corporation is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates approximately 410 sales centers in North America, Europe and Australia through which it distributes more than 200,000 national brand and private label products to roughly 120,000 wholesale customers. For more information about POOLCORP, please visit www.poolcorp.com.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com